Investor  Contacts: Gerald Tucciarone
Chief  Financial  Officer
631/434-1600, extension 306

              HAUPPAUGE DIGITAL REPORTS FISCAL 2003 SECOND QUARTER
                                FINANCIAL RESULTS
        ----------------------------------------------------------------

    Reports sales increases of 29% and earnings of $0.03 and $0.10 per share for the 3 and 6 month periods
        ----------------------------------------------------------------

     HAUPPAUGE, NY - May 12, 2003 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer and manufacturer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the second fiscal quarter and six month period ended March 31, 2003.

SECOND QUARTER RESULTS
----------------------

     Sales were $13.9 million for the quarter compared to $10.7 million for the prior year's second quarter, an increase of 29.5% over the previous year's second fiscal quarter. Both the Company's Domestic and European operations contributed to the sales growth.

     Gross profit margins were 24.2% for the second quarter, compared with gross profit margins of 26.3% for the prior years second fiscal quarter. The gross margin decrease was primarily due to higher OEM sales, which require minimal sales and advertising support but yield a lower margin. Selling, General and Administrative expenses increased by 18.7%, or $429,858, the result of increases in revenue sensitive expenses such as advertising, promotional costs and sales commissions, plus compensation costs associated with the hiring of a new President. Spending for research and development increased $83,888, or 23.0%, continuing the Company's commitment to product development and sales growth.

     Net income for the quarter increased 20.1% over the previous year's second quarter. Net income was $260,515 or $0.03 per share on a basic and diluted basis, compared to net income of $216,954, or $0.02 per share on a basic and diluted basis for the prior year's second quarter.

SIX MONTH RESULTS
-----------------

     Sales were $29.4 million for the six months ended March 31, 2003 compared to $22.8 million for the prior year period, an increase of 29.1% over the previous year. Both the Company's Domestic and European operations contributed to the sales growth.

     Driven by the increase in sales, gross profit increased $1,547,712 over the prior year's six month period. Gross profit margins were 24.8% compared with gross profit margins of 25.2% for the prior year period. The gross margin decrease was due primarily due to higher OEM sales, which require minimal sales and advertising support but yield a lower margin. Selling, General and Administrative expenses increased by 21.7%, or $969,401, the result of increases in revenue sensitive expenses such as advertising, promotional costs and sales commissions, plus compensation costs associated with the hiring of a new President. Spending for research and development increased $217,887 or 30.1%, reflecting the Company's commitment to product development and sales growth.

     Net income for the six month period increased 83.1% over the previous year's six month period. Net income was $916,987 or $0.10 per share on a basic and diluted basis, compared to net income of $500,936, or $0.06 per share on a basic and diluted basis, for the prior year period.

SHARE REPURCHASE
----------------

     Under its stock repurchase program, the Company has continued during fiscal 2003 to repurchase shares on the open market. The Company has, as of March 31, 2003, repurchased approximately 542,000 shares pursuant to such program. The stock repurchase program, as amended, authorizes the Company to purchase up to an aggregate of 850,000 shares.

DISCUSSION OF RESULTS
---------------------

     Ken Plotkin, Hauppauge's Chief Executive Officer, stated, "despite the uncertain political and economic conditions that existed during our second quarter, we were able to record the fourth consecutive quarter of sales increases over the previous year's comparable quarter. New products introduced during fiscal 2002, including the WinTV-PVR-250 and our Digital Entertainment Center series for the European digital TV market, were an integral part of this increase.

     "The Company introduced a new model of our Personal Video Recorder product, the WinTV-PVR-250, and made shipments on an OEM basis to personal computer makers for use in their Windows XP Media Center Edition systems. In Europe, we experienced sales increases of our digital satellite receiver PC upgrade products and our digital entertainment center set top box products."

     Mr. Plotkin cautioned that the lingering effects of the sluggish worldwide economy, coupled with the approach of our normally slow summer months, could hurt near term growth.

SEC CERTIFICATIONS
------------------

     Both Chief Executive Officer Ken Plotkin and Chief Financial Officer Gerald Tucciarone have furnished to the U.S. Securities and Exchange Commission (SEC) the certification required by Section 906 of the Sarbanes-Oxley Act of 2002. This certification accompanied the Company's Form 10-Q for the period ended March 31, 2003. In addition, such Officers have provided the certifications required by Section 302 of such act.

ABOUT HAUPPAUGE DIGITAL
-----------------------

     Hauppauge Digital, Inc. is a leading developer and manufacturer of digital TV and data broadcast receiver products for personal computers. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe subsidiaries, the Company designs and develops digital video boards for TV-in-a-window, digital video editing and video conferencing. The Company is headquartered in Hauppauge, New York, with administrative offices in New York, Singapore, Ireland and Luxembourg and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore and California. The Company's Internet web site can be found at http://www.hauppauge.com.

--------------------------------------------------------------------------------

          Certain statements in this Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on form 10-K for the fiscal year ended September 30, 2002.
--------------------------------------------------------------------------------


                           [ Financial Table Follows ]




                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF INCOME



                                                                                    Three Months ended
                                                                                         March 31,
                                                                                    2003             2002
                                                                                    ----             ----

Net Sales                                                                       $13,918,858      $10,748,433
Cost of Sales                                                                    10,549,386        7,924,737
                                                                                -----------       ----------
Gross Profit                                                                      3,369,472        2,823,696

Selling, General and Administrative expenses                                      2,724,472        2,294,614
Research & Development  expenses                                                    448,251          364,413
                                                                                -----------       ----------
Income from operations                                                              196,749          164,669

Other income (expense):
Interest income                                                                       4,034           12,388
Foreign currency                                                                     (3,147)          10,455
Non operational USD to Euro re-measurement                                           75,396           49,492
                                                                                -----------       ----------
Total other income (expense)                                                         76,283           72,285
                                                                                    -------         --------
Income before income tax expense                                                    273,032          236,954
Income tax  expense                                                                  12,517           20,000
                                                                                -----------          -------
Net income                                                                      $   260,515       $  216,954
                                                                                ===========        =========

Net income per share-basic and diluted:                                         $      0.03       $     0.02
                                                                                ===========        =========


Weighted average shares-basic                                                     8,862,774        8,923,147
Weighted average shares-diluted                                                   8,959,821        9,020,331




                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME



                                                                                      Six Months ended
                                                                                         March  31,
                                                                                   2003                2002
                                                                                   ----                ----

Net Sales                                                                       $29,439,344         $22,811,233
Cost of  Sales                                                                   22,148,910          17,068,511
                                                                                -----------         -----------
Gross Profit                                                                      7,290,434           5,742,722

Selling, General and Administrative expenses                                      5,430,774           4,461,373
Research & Development  expenses                                                    941,324             723,437
                                                                                -----------         -----------
Income from operations                                                              918,336             557,912

Other income (expense):
Interest income                                                                      10,005              21,628
Foreign currency                                                                    (15,494)             18,036
Non operational USD to Euro re-measurement                                           43,140             (54,140)
                                                                                -----------           ---------
Total other income (expense)                                                         37,651             (14,476)
                                                                                -----------           ---------
Income before income tax expense                                                    955,987             543,436
Income tax expense                                                                   39,000              42,500
                                                                                -----------           ---------
Net income                                                                         $916,987            $500,936
                                                                                ===========           =========

Net income per share-basic and diluted:                                         $    $ 0.10                0.06
                                                                                ===========           =========


Weighted average shares-basic                                                     8,860,578           8,890,175
Weighted average shares-diluted                                                   8,917,935           9,064,797




                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                  March 31,
                                                                                    2003       September 30,
                                                                                (Unaudited)        2002
                                                                                ----------------------------
ASSETS

Current Assets:
  Cash and cash  equivalents                                                    $ 4,660,775   $  4,964,522
  Accounts receivable, net of various allowances of $2,887,000                    7,056,504      5,182,738
  Income taxes receivabl                                                            501,000        501,000
  Inventories                                                                     8,897,662      8,091,495
  Prepaid expenses and other current assets                                         612,278        416,734
                                                                                ---------------------------
          Total current assets                                                   21,728,219     19,156,489

  Property, plant and equipment, net                                               599,093         611,054
  Security deposits and other non current assets                                    78,376          78,616
                                                                                ---------------------------
                                                                                $22,405,688    $19,846,159
                                                                                ===========================

Liabilities and  Stockholders' Equity :

 Current Liabilities:
    Accounts payable                                                            $ 7,209,169    $ 6,105,588
    Accrued expenses                                                              2,144,443      1,442,475
    Income taxes payable                                                            362,666        331,484
                                                                                ---------------------------
         Total current liabilities                                                9,716,278      7,879,547

Stockholders' Equity
    Common stock $.01 par value; 25,000,000 shares authorized
    9,405,322 and 9,392,164  issued, respectively                                    94,053         93,923
    Additional paid-in capital                                                   12,265,542     12,233,170
    Retained earnings                                                             1,831,006        914,019
    Accumulated other comprehensive income ( loss)                                   (3,975)       187,074
    Treasury Stock, at cost, 542,067, and 514,317 shares, respectively           (1,497,216)    (1,461,574)
                                                                                ---------------------------
         Total stockholders' equity                                              12,689,410     11,966,612
                                                                                ---------------------------
                                                                                $22,405,688    $19,846,159
                                                                                ===========================


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